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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectuses, including the Prospectus Supplement dated January 6, 1998, contained in the Registration Statement (Form S-3 No. 333-42171) of Heftel Broadcasting Corporation, Heftel Capital Trust I and Heftel Capital Trust II, and to the incorporation by reference therein of our report dated November 7, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

Los Angeles, California
January 5, 1998


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